Exhibit (27)(d)(29)

DATA PAGES

The Data Pages consist of Parts A, B, C, and D and are part of your Contract. Definitions set forth in your Contract apply to capitalized terms used in the Data Pages. The benefits described in the Data Pages are subject to all the terms and conditions in your Contract, except as modified below.

PART A — This part lists your personal data.

Owner:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Available to Non-Qualified Contracts:]
[Joint Owner: [JANE DOE]		Age: [55]	Sex: [Female] ]

Annuitant:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Applicable to Non-Qualified Contracts:]
[Joint Annuitant: [JANE DOE] Age: [55]	Sex: [Female] ]

[Applicable to Inherited IRA, Inherited Roth IRA, Inherited Non-Qualified Contracts:]

[Deceased Owner of Original [Traditional IRA]:	[John Doe, Sr.]
Date of Death of Original [Traditional IRA] Owner:	[xx/xx/xx] ]

[Applicable to Non-Spousal Beneficiary Continuation Option to Traditional IRA Contracts:]

[Deceased Participant of Original Applicable Plan:	[John Doe, Sr.]
Date of Death of Deceased Participant of Original Applicable Plan:	[xx/xx/xx] ]

[Applicable to Qualified Plan and SEP-IRA Contracts:]

[Employer: [ABC Company] ]

[Applicable to Qualified Plan Contracts:]

[Plan: [ABC Company Plan] ]

Beneficiary(ies):   [JANE DOE]

Contract Number: [00000]

Endorsements Attached:

[Endorsement Applicable to Contract Continuation and Its Effect on a Death Benefit Rider

Endorsement Applicable to Non-Qualified Contracts

Endorsement Applicable to Qualified Defined Contribution Plans

Endorsement Applicable to Qualified Defined Benefit Plans

Endorsement Applicable to Roth IRA Contracts

Endorsement Applicable to SEP-IRA Contracts

Endorsement Applicable to Traditional IRA Contracts

Inherited Non-Qualified Payout Endorsement

Inherited Roth IRA Beneficiary Continuation Option (BCO) Endorsement

Inherited Traditional IRA Beneficiary Continuation Option (BCO) Endorsement

Endorsement Applicable to Dollar Cap Averaging

MSCI Disclosure Endorsement ]

ICC26-DPBSCSPR	Data Page [1]

Rider(s) Attached:

[Greater of Roll-Up or Highest Anniversary Value Guaranteed Minimum Death Benefit Rider

Highest Anniversary Value Guaranteed Minimum Death Benefit Rider

Return of Premium Guaranteed Minimum Death Benefit Rider

Standard Segment Option Rider for Bitcoin Segment(s)

Best Entry Segment Option Rider

Dual Direction Segment Option Rider

Dual Direction Downside Advantage Segment Option Rider

Dual Step Up Segment Option Rider

Dual Step Tier Segment Option Rider

Enhanced Upside Segment Option Rider

Optimal Mix Segment Option Rider

Standard Segment Option Rider

Step Up Segment Option Rider ]

Contract Date:      [January 1, 2025]

[Applicable to Non-Qualified, Traditional IRA, Roth IRA, SEP-IRA, and Qualified Plan Contracts:]

[Contract Maturity Date:  [December 31, 2062]

Except as described below, the Contract Maturity Date is based on the age of the Annuitant, and is the Contract Date Anniversary that occurs on or after the Annuitant’s [98th] birthday. The Contract Maturity Date will not change under the Contract, except as described in Section 8.02 and the next paragraphs below.

Applicable to Non-Qualified Contracts with Joint Annuitants: The age of the older Annuitant determines the Contract Maturity Date except as described below.

Applicable to Contracts with a Death Benefit Rider: For Contracts with a Death Benefit Rider in effect, the age of the Owner (or Joint Owner, whoever is older) or in the event of a Non-Natural Owner, the Annuitant (or Joint Annuitant, whoever is older) determines the Contract Maturity Date.

Applicable to Traditional IRA, Roth IRA, and SEP-IRA Contracts:

If you die and your spouse elects to continue this Contract (“Spousal Continuation”), your surviving spouse must be age [98] or younger as of the Contract Date Anniversary following the Benefit Transaction Date. Your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Contract Maturity Date.

Applicable to Non-Qualified Contracts

If you die and your spouse elects to continue this Contract (“Spousal Continuation”), your surviving spouse must be age [98] or younger as of the Contract Date Anniversary following the Benefit Transaction Date. If you were also the sole Annuitant under the Contract, your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Contract Maturity Date. However, if you were not the Annuitant or Joint Annuitant, your spouse becomes the Annuitant, superseding any named Annuitant and your spouse’s date of birth will determine the Contract Maturity Date.]

[Applicable to Inherited Traditional IRA and Inherited Roth IRA Contracts:]

[BCO Distribution Commencement Date : [xx/xx/xx] ]

[Applicable to Inherited Non-Qualified Contracts:]

[Required Payment Starting Date:    [xx/xx/xx] ]

ICC26-DPBSCSPR	Data Page [2]

PART B - This part describes certain provisions of your Contract.

Initial Contribution Received:	[$100,000.00]

Default Investment Option: [Guaranteed Interest Option].

[Dollar Cap Averaging (“DCA”) Program:

DCA Investment Option: [Guaranteed Interest Option]

DCA Minimum Amounts:

•	Initial Contribution : [$25,000] (if elected on your Contract Date)

•	Subsequent Contributions and Transfers: [$5,000] (if elected after your Contract Date)

DCA Period: [three or six months]

DCA Transfer Frequency: [monthly]]

[SPECIAL DOLLAR CAP AVERAGING (“SDCA”)

Special Dollar Cap Averaging:	[$0.00]
Special Dollar Cap Averaging Rate:	[1.05%] through the duration of the SDCA ]

[GENERAL DOLLAR CAP AVERAGING (“GDCA”)

General Dollar Cap Averaging:	[$0.00]
General Dollar Cap Averaging Rate:	[1.00%] through the duration of the GDCA ]

PART II - STRUCTURED INVESTMENT OPTION

Segment Start Date: (see Section 2.01(o) and Section 2.07 of the Contract) The Segment Start Date is generally [a Thursday]. If the Segment Start Date falls on a non-Business Day, the Segment Start Date will be the prior Business Day.

Segment Maturity Date: (see Section 2.01(j) and Section 2.07 of the Contract) The Segment Maturity Date is generally [the Thursday] (as determined by the Segment Start Date and the Segment Duration) of the same month and week as the Segment Start Date in the calendar year in which the Segment Duration ends. If the Segment Maturity Date is scheduled to fall on a non- Business Day, the Segment Maturity Date will be the prior Business Day. We will notify you at least [45] days prior to a Segment Maturity Date. You may not allocate amounts to a Segment Type with a Segment Maturity Date after your Contract Maturity Date.

Segment Transaction Date: (see Section 2.01(q) of the Contract) Segment Transaction Dates are generally [every Thursday]. If the Segment Transaction Date falls on a non-Business Day, the Segment Transaction Date will be the prior Business Day.

Segment Type Holding Account: (See Section 2.01(s) of the Contract): The Segment Type Holding Account is currently the [Guaranteed Interest Option].

[Separate Account(s): (see Section 2.09 of the Qualified Plan Endorsement or SEP-IRA Endorsement, as applicable) [No. 68] ]

Guaranteed Minimum Performance Cap Rate: [2%] multiplied by the Segment Duration, with the Segment Duration measured in years.

Guaranteed Minimum Participation Rate: [50%], unless otherwise stated.

ICC26-DPBSCSPR	Data Page [3]

•	STRUCTURED INVESTMENT OPTION

Segment Type	Segment Duration	Segment Buffer	Initial Performance Cap Rate	Initial Participation Rate	Percentage Allocated		Amount Allocated
[S&P 500 Standard	[3-Month	[-5%	[6.00%	[100%
S&P 500 Standard	3-Month	-10%	5.25%	100%
S&P 500 Standard	3-Month	-15%	4.00%	100%
Russell 2000 Standard	3-Month	-5%	7.75%	100%
Russell 2000 Standard	3-Month	-10%	7.00%	100%
Russell 2000 Standard	3-Month	-15%	5.50%	100%
MSCI EAFE Standard	3-Month	-5%	9.25%	100%
MSCI EAFE Standard	3-Month	-10%	8.75%	100%
MSCI EAFE Standard	3-Month	-15%	5.25%	100%
NASDAQ 100 Standard	3-Month	-5%	6.25%	100%
NASDAQ 100 Standard	3-Month	-10%	5.75%	100%
NASDAQ 100 Standard	3-Month	-15%	4,75%	100%

S&P 500 Standard	1 Year	-10%	21.0%	100%	[50	%]	[$	50,000	]
S&P 500 Standard	1 Year	-15%	16.0%	100%
S&P 500 Standard	1 Year	-20%	13.5%	100%
S&P 500 Standard	1 Year	-40%	9.5%	100%
S&P 500 Standard	1 Year	-100%	5.0%	100%
Russell 2000 Standard	1 Year	-10%	29.5%	100%
Russell 2000 Standard	1 Year	-15%	22.0%	100%
Russell 2000 Standard	1 Year	-20%	18.0%	100%
Russell 2000 Standard	1 Year	-40%	11.5%	100%
Russell 2000 Standard	1 Year	-100%	7.5%	100%
MSCI EAFE Standard	1 Year	-10%	35.0%	100%
MSCI EAFE Standard	1 Year	-15%	21.0%	100%
MSCI EAFE Standard	1 Year	-20%	16.5%	100%
MSCI EAFE Standard	1 Year	-40%	11.0%	100%
MSCI EAFE Standard	1 Year	-100%	9.0%	100%
NASDAQ 100 Standard	1 Year	-10%	23.0%	100%
NASDAQ 100 Standard	1 Year	-15%	18.5%	100%
NASDAQ 100 Standard	1 Year	-20%	15.5%	100%
NASDAQ 100 Standard	1 Year	-40%	10.5%	100%
NASDAQ 100 Standard	1 Year	-100%	7.0%	100%

iShares Bitcoin Trust ETF Standard*	1 year	-10%	40.0%	100%
iShares Bitcoin Trust ETF Standard*	1 Year	-15%	35.0%	100%
iShares Bitcoin Trust ETF Standard*	1 Year	-20%	30.0%	100%
iShares Bitcoin Trust ETF Standard*	1 Year	-40%	20.0%	100%

S&P 500 Step Up	1 Year	-10%	12.8%	100%
S&P 500 Step Up	1 Year	-15%	11.5%	100%
S&P 500 Step Up	1 Year	-20%	9.5%	100%
S&P 500 Step Up	1 Year	-40%	8.0%	100%
Russell 2000 Step Up	1 Year	-10%	16.5%	100%
Russell 2000 Step Up	1 Year	-15%	14.5%	100%
Russell 2000 Step Up	1 Year	-20%	13.0%	100%
Russell 2000 Step Up	1 Year	-40%	9.5%	100%
MSCI EAFE Step Up	1 Year	-10%	13.5%	100%
MSCI EAFE Step Up	1 Year	-15%	12.0%	100%
MSCI EAFE Step Up	1 Year	-20%	10.5%	100%
MSCI EAFE Step Up	1 Year	-40%	8.5%	100%
NASDAQ 100 Step Up	1 Year	-10%	15.0%	100%
NASDAQ 100 Step Up	1 Year	-15%	13.5%	100%
NASDAQ 100 Step Up	1 Year	-20%	12.0%	100%
NASDAQ 100 Step Up	1 Year	-40%	9.0%	100%

ICC26-DPBSCSPR	Data Page [4]

S&P 500 Enhanced Upside 125%	1 Year	-10%		16.0%		100%

S&P 500 Dual Direction	1 Year	-10%		16.0%		100%
S&P 500 Dual Direction	1 Year	-15%		11.5%		100%
S&P 500 Dual Direction	1 Year	-20%		8.5%		100%
Russell 2000 Dual Direction	1 Year	-10%		22.0%		100%
Russell 2000 Dual Direction	1 Year	-15%		15.0%		100%
Russell 2000 Dual Direction	1 Year	-20%		10.0%		100%
MSCI EAFE Dual Direction	1 Year	-10%		18.5%		100%
MSCI EAFE Dual Direction	1 Year	-15%		12.0%		100%
MSCI EAFE Dual Direction	1 Year	-20%		8.0%		100%
NASDAQ 100 Dual Direction	1 Year	-10%		18.5%		100%
NASDAQ 100 Dual Direction	1 Year	-15%		13.5%		100%
NASDAQ 100 Dual Direction	1 Year	-20%		10.0%		100%

S&P 500 Dual Direction Downside Advantage	1 Year	-10%		13,5%		100%
S&P 500 Dual Direction Downside Advantage	1 Year	-15%		8.2%		100%
Russell 2000 Dual Direction Downside Advantage	1 Year	-10%		17.6%		100%
Russell 2000 Dual Direction Downside Advantage	1 Year	-15%		9.8%		100%
MSCI EAFE Dual Direction Downside Advantage	1 Year	-10%		11.0%		100%
MSCI EAFE Dual Direction Downside Advantage	1 Year	-15%		4.75%		100%
NASDAQ 100 Dual Direction Downside Advantage	1 Year	-10%		16.3%		100%
NASDAQ 100 Dual Direction Downside Advantage	1 Year	-15%		9.85%		100%

S&P 500 Dual Step Up	1 Year	-10%		10.5%		100%
S&P 500 Dual Step Up	1 Year	-15%		9.0%		100%
S&P 500 Dual Step Up	1 Year	-20%		8.0%		100%
S&P 500 Dual Step Up	1 Year	-40%		5.5%		100%
Russell 2000 Dual Step Up	1 Year	-10%		13.0%		100%
Russell 2000 Dual Step Up	1 Year	-15%		10.5%		100%
Russell 2000 Dual Step Up	1 Year	-20%		9.0%		100%
Russell 2000 Dual Step Up	1 Year	-40%		5.5%		100%
MSCI EAFE Dual Step Up	1 Year	-10%		10.5%		100%
MSCI EAFE Dual Step Up	1 Year	-15%		8.5%		100%
MSCI EAFE Dual Step Up	1 Year	-20%		7.5%		100%
MSCI EAFE Dual Step Up	1 Year	-40%		5.5%		100%
NASDAQ 100 Dual Step Up	1 Year	-10%		12.5%		100%
NASDAQ 100 Dual Step Up	1 Year	-15%		10.0%		100%
NASDAQ 100 Dual Step Up	1 Year	-20%		8.5%		100%
NASDAQ 100 Dual Step Up	1 Year	-40%		5.5%		100%

S&P 500 Standard	6 Year	-10%		Uncapped		117%
S&P 500 Standard	6 Year	-15%		300.0%		112%
S&P 500 Standard	6 Year	-20%		150.0%		110%
S&P 500 Standard	6 Year	-40%		90.0%		105%
S&P 500 Standard Russell 2000 Standard	6 Year 6 Year	-100 -10	% %	30.0 Uncapped	%	100 118	% %
Russell 2000 Standard	6 Year	-15%		250.0%		115%
Russell 2000 Standard	6 Year	-20%		155.0%		115%
Russell 2000 Standard	6 Year	-40%		100.0%		105%
Russell 2000 Standard MSCI EAFE Standard	6 Year 6 Year	-100 -10	% %	30.0 Uncapped	%	100 135	% %
MSCI EAFE Standard	6 Year	-15%		Uncapped		130%
MSCI EAFE Standard	6 Year	-20%		Uncapped		125%
MSCI EAFE Standard	6 Year	-40%		150.0%		115%
MSCI EAFE Standard NASDAQ 100 Standard	6 Year 6 Year	-100 -10	% %	30.0 130.0	% %	100 120	% %
NASDAQ 100 Standard	6 Year	-15%		120.0%		115%
NASDAQ 100 Standard	6 Year	-20%		110.0%		115%
NASDAQ 100 Standard	6 Year	-40%		85.0%		105%
NASDAQ 100 Standard	6 Year	-100%		30.0%		100%

ICC26-DPBSCSPR	Data Page [5]

S&P 500 Step Up	6 Year		-10%	65.0%	100%
S&P 500 Step Up	6 Year		-20%	60.0%	100%
S&P 500 Step Up	6 Year		-40%	50.0%	100%

S&P 500 Dual Step Up	6 Year		-10%	60.0%	100%
S&P 500 Dual Step Up	6 Year		-20%	50.0%	100%
S&P 500 Dual Step Up	6 Year		-40%	40.0%	100%
Russell 2000 Dual Step Up	6 Year		-10%	60.0%	100%
Russell 2000 Dual Step Up	6 Year		-20%	50.0%	100%
Russell 2000 Dual Step Up	6 Year		-40%	40.0%	100%
MSCI EAFE Dual Step Up	6 Year		-10%	55.0%	100%
MSCI EAFE Dual Step Up	6 Year		-20%	45.0%	100%
MSCI EAFE Dual Step Up	6 Year		-40%	35.0%	100%
NASDAQ 100 Dual Step Up	6 Year		-10%	60.0%	100%
NASDAQ 100 Dual Step Up	6 Year		-20%	50.0%	100%
NASDAQ 100 Dual Step Up	6 Year		-40%	40.0%	100%

S&P 500 Dual Direction	6 Year		-10%	Uncapped	115%
S&P 500 Dual Direction	6 Year		-15%	110.0%	115%
S&P 500 Dual Direction	6 Year		-20%	90.0%	115%
S&P 500 Dual Direction	6 Year		-40%	60.0%	105%
Russell 2000 Dual Direction	6 Year		-10%	Uncapped	116%
Russell 2000 Dual Direction	6 Year		-15%	150.0%	115%
Russell 2000 Dual Direction	6 Year		-20%	130.0%	115%
Russell 2000 Dual Direction	6 Year		-40%	75.0%	105%
MSCI EAFE Dual Direction	6 Year		-10%	500.0%	120%
MSCI EAFE Dual Direction	6 Year		-15%	400.0%	115%
MSCI EAFE Dual Direction	6 Year		-20%	350.0%	110%
MSCI EAFE Dual Direction	6 Year		-40%	110.0%	105%
NASDAQ 100 Dual Direction	6 Year		-10%	120.0%	118%
NASDAQ 100 Dual Direction	6 Year		-15%	110.0%	115%
NASDAQ 100 Dual Direction	6 Year		-20%	100.0%	115%
NASDAQ 100 Dual Direction]	6 Year	]	-40%]	65.0%]	105%]

[*iShares is a registered trademark of BlackRock, Inc. or its affiliates.]

ICC26-DPBSCSPR	Data Page [6]

[DUAL STEP TIER SEGMENTS:

Segment Type	Segment Duration		Segment Buffer	Initial Performance Cap Rate	Initial Step Rate	Initial Participation Rate	Percentage Allocated	Amount Allocated
[S&P 500 Dual Step Tier	[1 Year		[-10%	[15.5%	[4.50%	[100%
Russell 2000 Dual Step Tier	1 Year		-10%	18.5%	4.50%	100%
MSCI EAFE Dual Step Tier	1 Year		-10%	13.5%	4.50%	100%
NASDAQ 100 Dual Step Tier	1 Year		-10%	17.5%	4.50%	100%
S&P 500 Dual Step Tier	6 Year		-10%	80.0%	4.50%	100%
S&P 500 Dual Step Tier	6 Year		-20%	70.0%	4.50%	100%
Russell 2000 Dual Step Tier	6 Year		-10%	80.0%	4.50%	100%
Russell 2000 Dual Step Tier	6 Year		-20%	70.0%	4.50%	100%
MSCI EAFE Dual Step Tier	6 Year		-10%	65.0%	4.50%	100%
MSCI EAFE Dual Step Tier	6 Year		-20%	55.0%	4.50%	100%
NASDAQ 100 Dual Step Tier	6 Year		-10%	80.0%	4.50%	100%
NASDAQ 100 Dual Step Tier]	6 Year	]	-20%]	70.0%]	4.50%]	100%]

Guaranteed Minimum Step Rate: [1.00%] ]

[BEST ENTRY SEGMENTS:

Segment Type	Segment Duration		Segment Buffer		Initial Performance Cap Rate		Initial Participation Rate		Best Entry Reset Limit		Percentage Allocated	Amount Allocated
[S&P 500 Best Entry Segment]	[6 Year	]	[-10	%]	[Uncapped	]	[100	%]	[80	%]

Observation Day(s): [each of the] [first] [four] [monthiversaries] ]

[OPTIMAL MIX SEGMENTS:

Segment Type	Segment Duration		Segment Buffer	Initial Performance Cap Rate	Initial Participation Rate	Percentage Allocated	Amount Allocated
[Optimal Mix US Segment	[1 Year		[-10%	[14.25%	[100%
Optimal Mix Global Segment	1 Year		-10%	12.0%	100%
Optimal Mix US Segment	6 Year		-10%	100%	100%
Optimal Mix Global Segment]	6 Year	]	-10%]	100%]	100%]

The following Indices apply to the Segment Types shown above:

[Optimal Mix US Indices: [S&P 500 Price Return Index, Russell 2000 Price Return Index, NASDAQ 100 Price Return Index] ]

[Optimal Mix Global Indices: [S&P 500 Price Return Index, Russell 2000 Price Return Index, MSCI EAFE Index, NASDAQ 100 Price Return Index] ]

The following weights apply to the Segment Types shown above:

[Optimal Mix US Weights: [50%, 30%, 20%] (applied from highest to lowest Index performance rank) ]

[Optimal Mix Global Weights: [40%, 30%, 20%, 10%] (applied from highest to lowest Index performance rank) ] ]

ICC26-DPBSCSPR	Data Page [7]

•	[GUARANTEED INTEREST OPTION] (See Part III of the Contract)

	Percentage Allocated	Amount Allocated
[Guaranteed Interest Option]	[50%]	[$50,000]
Initial Crediting Rate:	[1.00%] through [January 01, 2026]
Initial Non-Forfeiture Rate:	[0.15%]
Minimum Non-Forfeiture Rate	[0.15%]

Nonforfeiture Rate:

The Nonforfeiture Rate for the first Contract Year is stated above under “Initial Nonforfeiture Rate.”

For each subsequent Contract Year, the Nonforfeiture Rate will be redetermined using the daily five-year Constant Maturity Treasury (“CMT”) Rate, reported by the Federal Reserve, rounded to the nearest [0.05%], less [1.25%]. We will use the average of the daily 5-year CMT Rates for a 60-calendar day period, beginning on the 1st day of the first month in the quarter prior to the calendar quarter of the Contract Date. The resulting interest rate will never be less than [0.15%], which is the “Minimum Nonforfeiture Rate” stated above, or greater than [3.00%].

Total: [$100,000.00]

Allocations must be in whole numbers and must total 100%. The total maximum number of Segments that you can invest in, and/or provide Segment allocation instructions for, at any time is [167]. If (i) a Contribution into a Segment or a Segment Type Holding Account, or (ii) a transfer from a Segment Type Holding Account into a Segment, or (iii) a transfer from the [Guaranteed Interest Option] into a Segment or a Segment Type Holding Account, or (iv) on a Segment Maturity Date, a transfer from a Segment to a Segment or a Segment Type Holding Account, would ultimately cause your Contract to exceed this limit, amounts will be transferred to the [Guaranteed Interest Option] as described in the next sentence. If at the close of business on a Segment Start Date the total number of Segments scheduled to be established on that Segment Start Date would cause the Contract to exceed the [167] limit, then new Segments will be established starting with the largest Segment Investment to the smallest until the maximum number of active Segments is reached and the remaining amounts will be transferred to the [Guaranteed Interest Option]. We will notify you if this maximum number changes. Any such change will not affect the Segments in which you currently invest.

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PART IV - CONTRIBUTIONS AND ALLOCATIONS

LIMITS ON CONTRIBUTIONS (See Section 4.02 of the Contract)

Initial Contribution minimum: [$25,000]

[Subsequent Contribution minimum: [$500]

[Applicable to Contracts Without a Death Benefit Rider in Effect:

If your Contract does not have a Death Benefit Rider in effect, subsequent Contributions can be made through the Owner’s age [85] (or, if applicable, the older Joint Owner’s age [85]), or if later, the first Contract Date Anniversary. In the event of a Non-Natural Owner, the subsequent Contributions can be made through the Annuitant’s age [85] (or, if applicable, the older Joint Annuitant’s age [85]), or if later, the first Contract Date Anniversary.

Applicable to Contracts With a Death Benefit Rider in Effect:

If your Contract does have a Death Benefit Rider in effect, subsequent Contributions can be made through the Owner’s age [75] (or, if applicable, the older Joint Owner’s age [75]), or if later, the first Contract Date Anniversary. In the event of a Non-Natural Owner, subsequent Contributions can be made through the Annuitant’s age [75] (or, if applicable, the older Joint Annuitant’s age [75]), or if later, the first Contract Date Anniversary.]

You may allocate amounts to a Segment on a date other than a Segment Start Date. Such amounts are first applied to the Segment Type Holding Account and then are subsequently transferred automatically to the Segment on the next Segment Start Date if Segment Participation Requirements have been met.

You may allocate amounts to a Segment on a Segment Transaction Date.

We may refuse to accept any Contribution if the sum of all Contributions under all [Structured Capital Strategies Series] Contracts with the same Annuitant or Owner would then total more than [$2,500,000].

We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable annuity accumulation Contracts/Certificates of which you are Owner or of which you are the Annuitant would total [$5,000,000.] ]

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PART V – TRANSFERS AMONG INVESTMENT OPTIONS

TRANSFER REQUESTS (See Section 5.01 of the Contract)

[There is currently no minimum transfer amount.]

TRANSFER RULES (See Section 5.02 of the Contract):

Transfer Rules – General

We reserve the right to:

a)	limit transfers among or to the [Guaranteed Interest Option], Segments and the Segment Type Holding Accounts to no more than once every [30] days,

b)	require a minimum time period between each transfer into or out of one or more specified [Guaranteed Interest Option], Segments and the Segment Type Holding Account,

c)	establish a maximum dollar amount that may be transferred on any Transaction Date among [Guaranteed Interest Option], Segments and the Segment Type Holding Accounts,

d)	reject transfer requests from a person acting on behalf of multiple contract owners unless pursuant to a trading authorization agreement that we have accepted.

e)

impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of the [Guaranteed Interest Option] or may have a detrimental effect on the value of any Segment or determine that you have engaged in any such strategy.

Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of an Investment Option.

Transfer Rules Applicable to the Structured Investment Option

a)

Amounts allocated to a Segment on a date other than a Segment Start Date are first applied to the Segment Type Holding Account and then are subsequently transferred automatically to the Segment on the next Segment Start Date.

b)	You may transfer amounts to a Segment on a Segment Transaction Date.

c)	You may not transfer amounts to an active Segment after its Segment Start Date.

ICC26-DPBSCSPR	Data Page [10]

PART VI – WITHDRAWALS AND TERMINATION

WITHDRAWALS (See Section 6.01 of the Contract):

Generally, withdrawals will be processed from your Annuity Account Value from the [Guaranteed Interest Option]. If there is insufficient value or no value in the [Guaranteed Interest Option], any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value in the Segment Type Holding Accounts, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segments on a pro-rata basis. [Applicable to Traditional IRA and SEP-IRA Contracts:] [Withdrawals under our Automatic Required Minimum Distribution (“RMD”) Withdrawal Service will be made in the same manner as described above.]

Alternatively, you may provide specific instructions for how you wish withdrawals to be processed. You may provide specific withdrawal instructions for the [Guaranteed Interest Option] or Segment Type Holding Account(s) or Segment(s). A specific dollar amount or percentage, or percentage of the Segment Interim Value (as applicable) must be provided for the [Guaranteed Interest Option] or Segment Type Holding Account or Segment. Withdrawals cannot be taken on a pro-rata basis for the specified [Guaranteed Interest Option] or Segment Type Holding Accounts or Segments.

The minimum lump sum withdrawal amount is [$300].

[Applicable to Traditional IRA and SEP-IRA Contracts:] [Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Traditional IRA] Contracts.]

[Applicable to Qualified Plan Contracts:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

CONTRACT TERMINATION (See Section 6.02 of the Contract):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value and this Contract will terminate.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will terminate.

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[The following Part VIII will not appear for Inherited Traditional IRA, Inherited Roth IRA, and Inherited Non-Qualified Contracts:]

[PART VIII – ANNUITY BENEFITS

NORMAL FORM OF ANNUITY BENEFIT (See Section 8.04 of the Contract): Life Annuity with Period Certain

For annuity commencement date ages [80] and greater, the “Period Certain” is as follows:

Annuitization Age	Length of Period Certain
Up to age [80	[10
81	9
82	8
83	7
84	6
85	5
86	4
87	3
88	2
89	1
90 through 98]	0]

AMOUNT OF ANNUITY BENEFIT (See Section 8.05 of the Contract): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person’s lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% if available, of the Annuity Account Value.

CONDITIONS FOR PAYMENT (MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY) (See Section 8.06 of the Contract): [$2,000], as well as minimum of $20 for initial monthly annuity payment.

MISSTATEMENT OF AGE OR SEX (INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX) (See Section 10.09 of the Contract):

[6%] per year ]

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PART C – This part describes certain charges in your Contract.

PART IX – CHARGES

Withdrawal Charges (See Section 9.01 of the Contract): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Withdrawal Amount as discussed in Section 9.01, if the Contract is surrendered to receive the Cash Value, or to annuitize to a non-life contingent Annuity Benefit, if available. We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.

Contract Year	Percentage of Contributions
1	8.00%
2	8.00%
3	7.00%
4	6.00%
5	5.00%
6	4.00%
7 and later	0.00%

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with ‘‘Contract Year 1’’ with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is ‘‘Contract Year 1.’’

Withdrawal Charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Your years of participation under the Prior Contract or years since Contributions were made under the Prior Contract, if applicable, may be included for purposes of determining the Withdrawal Charge.

Free Withdrawal Amount (see Section 9.01 of the Contract): The Free Withdrawal Amount is equal to [10%] of the Annuity Account Value at the beginning of the Contract Year. In the first Contract Year amounts received within [90] days of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

For purposes of calculating a Withdrawal Charge, we assume that:

1)	The Free Withdrawal Amount will be withdrawn first until exhausted.

2)	In the first six Contract Years, any amount withdrawn above the Free Withdrawal Amount during a Contract Year will be withdrawn in the following order:

a.	from Contributions (on a first-in, first-out (FIFO) basis) until exhausted; then,

b.	from earnings.

3)	After the sixth Contract Year, any amount withdrawn above the Free Withdrawal Amount during a Contract Year will be withdrawn in the following order:

a.	from Contributions to which a withdrawal charge no longer applies (on a FIFO basis) until exhausted; then,

b.	from earnings (which are determined at the time they are deemed withdrawn) until exhausted; then,

c.	from Contributions to which a withdrawal charge still applies (on a FIFO basis).

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The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.

Transfer Charges (See Section 9.02 of the Contract):

Currently, the number of free transfers is [unlimited], subject to the terms of Sections 6.01 and 9.02. However, we reserve the right to limit the number of free transfers to [12] transfers per Contract Year.

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2%] of each transaction amount at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction. Automatic transfers between a Segment Type Holding Account and to a Segment are not included for purposes of this charge.]

Third Party Transfer Charge (see Section 9.04 of the Contract):

We reserve the right to deduct a charge from the amounts withdrawn, which is no greater than $55 per occurrence for a direct rollover, direct transfer, or 1035 exchange from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a Contract issued by another company. The current charge is [$0.00].

This charge will be deducted from the Annuity Account Value in the [Guaranteed Interest Option]. If there is insufficient value or no value in the [Guaranteed Interest Option], any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segment Type Holding Accounts on a pro-rata basis. If there is insufficient value in the Segment Type Holding Accounts, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Segments on a pro-rata basis.

Contract Fee (see Section 9.05 of the Contract):

Contract Fee as applied to the Structured Investment Option only:

The Contract Fee is equal to an Annual Rate of [1.25%] (equivalent to a daily rate of [0.003425%] of the Segment Investment of each Segment for the Segment Duration.

On the Segment Maturity Date, we determine the Segment Maturity Value which reflects the deduction of the Contract Fee in the Segment Rate of Return.

On dates other than the Segment Maturity Date a deduction of the Contract Fee corresponding to the elapsed portion of the Segment Duration is deducted from the Segment Interim Value. This means your Contract Fee is determined by multiplying the number of calendar days elapsed in your Segment by the Contract Fee expressed as a daily rate and multiplying that by your Segment Investment. This determines your Contract Fee, which is deducted from the Segment Interim Value.

The Segment Investment is adjusted on a pro-rata basis for withdrawals and transfers of the Segment Investment out of the Structured Investment Option and the portion of the Contract Fee that is attributable to the amount withdrawn and transferred.

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Check Preparation Charge (see Section 10.06 of the Contract): Alternate Payment Method

We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $85. The current charge is [$0.00].

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PART D – This part describes waivers of certain charges in your Contract.

Withdrawal Charge Waivers - In accordance with Section 9.01 of the Contract, we reserve the right to reduce or waive the Withdrawal Charge.

For purposes of the Withdrawal Charge waiver items below, reference to “Owner” means: (a) underJoint Owner Contracts, the older of the Owner and Joint Owner and (b) under Contracts owned by Non-Natural Owner(s), the Annuitant, or the older of the Annuitant and Joint Annuitant, if applicable.

For Waivers 4, 5 and 6 specified below, there is a twelve month ineligibility period (the period during which you are ineligible to receive the waiver benefit), beginning on the Contract Date of this Contract and ending on the first Contract Date Anniversary. Once the ineligibility period has expired, the Owner (herein referred to as “the claimant”) may submit a claim for any such waiver.

For Waivers 4 and 6 specified below, Equitable will provide the Withdrawal Charge waiver form within 10 Business Days of receiving the withdrawal request. The claim must be submitted on this form within 10 Business Days before any waiver benefit is provided. If the Withdrawal Charge waiver form is not provided within 10 Business Days of the withdrawal request, it is considered that the claimant complied with the claim requirements if the claimant submits written proof within the same 10 Business Day period. This proof should cover the occurrence, the character of and the extent of the occurrence for which the claim is made. If the claim is denied by Equitable, the withdrawal will not be processed until the claimant is notified of the denial and is provided with the opportunity to accept or reject the withdrawal proceeds, including any applicable Withdrawal Charge. The withdrawal shall not prejudice the waiver of any Withdrawal Charge while the Withdrawal Charge waiver benefit is applicable.

No Withdrawal Charge will apply in these events:

1.	Exercising the “Right to Examine” Contract provision.

2.	the Owner dies and the Death Benefit is payable.

3.	the receipt by us of a properly completed form electing application of the Annuity Account Value to be used to purchase a life annuity, as described in Section 8.05.

4.

the Owner is unable to perform three “activities of daily living” as defined in Items (i) through (vi) and provide documentation satisfactory to us that the Owner is unable to perform three “activities of daily living” as defined in Items (i) through (vi). Such proof must include, but is not limited to, written certification from a U.S. licensed physician. “Physician” means a person, defined in Section 1861(r )(1) of the Social Security Act, who is licensed to practice the healing arts and is performing only those services within the scope of his or her license;

(i) “Bathing” means washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

(ii) “Continence” means the ability to maintain control of bowel and bladder function; or, when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for catheter or colostomy bag).

(iii) “Dressing” means putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

(iv) “Eating” means feeding oneself by food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

(v) “Toileting” means getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

(vi) “Transferring” means moving into or out of a bed, chair or wheelchair.

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5.	we receive proof that the Owner ’s life expectancy is six months or less (such proof must include, but is not limited to, certification by a U.S. licensed physician).

6.

the Owner has been confined to a nursing home for a 90 day period as verified by a U.S. licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all the following:

•	its main function is to provide skilled, intermediate or custodial nursing care;

•	it provides continuous room and board to three or more persons;

•	it is supervised by a registered nurse or practical nurse;

•	it keeps daily medical records of each patient;

•	it controls and records all medications dispensed; and

•	its primary service is other than to provide housing for residents.

All written requests and proof of eligibility must be submitted no later than one year after the 90-day period has ended, unless the Owner is legally incapacitated, in which case exceptions may apply. All submissions must be received as soon as possible within this timeframe.

Applicable to [Non-Qualified, Traditional IRA, Roth IRA, and SEP-IRA] Contracts for a Single Owner Contract with a Sole Spousal Beneficiary:

7.	The Spousal Continuation option is elected and the surviving spouse withdraws Contributions made prior to the Owner’s death.

Applicable to [Non-Qualified, Traditional IRA, Roth IRA, and SEP-IRA] Contracts:

8.	A Death Benefit is payable and the Beneficiary Continuation Option is elected.

Applicable to [Traditional IRA and SEP-IRA] Contracts:

9.

A withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service. However, in each Contract Year, the amount of the Required Minimum Distribution withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.

Applicable to [Traditional IRA and SEP-IRA] Contracts:

10.	amounts under this Contract that are directly transferred to a [Structured Capital Strategies] Roth IRA Contract of the same class for purposes of a Roth IRA conversion.

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